CERTIFICATE OF ASSISTANT SECRETARY

         The undersigned, Kristi A. Maher, Assistant Secretary of First Defined Portfolio Fund, LLC, a Delaware Limited Liability Company, First Trust/Four Corners Senior Floating Rate Income Fund, a Massachusetts Business Trust, Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund, a Massachusetts Business Trust, First Trust/Four Corners Senior Floating Rate Income Fund II, a Massachusetts Business Trust, Energy Income and Growth Fund, a Massachusetts Business Trust, First Trust Enhanced Equity Income Fund, a Massachusetts Business Trust, First Trust/Aberdeen Global Opportunity Income Fund, a Massachusetts Business Trust, First Trust/FIDAC Mortgage Income Fund, a Massachusetts Business Trust, First Trust Strategic High Income Fund, a Massachusetts Business Trust, First Trust Exchange-Traded Fund, a Massachusetts Business Trust, First Trust Strategic High Income Fund II, a Massachusetts Business Trust, First Trust/Aberdeen Emerging Opportunity Fund, a Massachusetts Business Trust, First Trust Strategic High Income Fund III, a Massachusetts Business Trust, First Trust Specialty Finance and Financial Opportunities Fund, a Massachusetts Business Trust, First Trust Exchange-Traded Fund II, a Massachusetts Business Trust, First Trust Exchange-Traded AlphaDEX(R) Fund, a Massachusetts Business Trust, and First Trust Active Dividend Income Fund, a Massachusetts Business Trust (individually, the "Company" and collectively, the "Companies"), does hereby certify that:

          1. This certificate is being delivered to the Securities and Exchange Commission (the "SEC") in connection with the filing of the Companies' joint fidelity bond (the "Bond") pursuant to Rule 17g-1 of the Investment Company Act of 1940, as amended, and the SEC is entitled to rely on this certificate for purposes of the filing.

          2. The undersigned is duly elected, qualified and acting Assistant Secretary of each Company, and has custody of the corporate records of each Company and is a proper officer to make this certification.

          3. Attached hereto as Exhibit A is a copy of the form of resolutions of a majority of the Board of Trustees who are not "interested persons" of each Company approving the amount, type, form and coverage of the Bond and the portion of the premium to be paid by each Company.

          4. Attached hereto as Exhibit B is a list of the amount of the single insured bond which each Company would have provided and maintained had it not been named as an insured under the Bond.

          5. Premiums have been paid for the period October 9, 2009 to October 9, 2010.



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         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this 18th day of December, 2009.


                                      /s/ Kristi A. Maher
                                      -----------------------------------------
                                      Kristi A. Maher, Assistant Secretary


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                                    EXHIBIT A

                        FIRST DEFINED PORTFOLIO FUND, LLC
            FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/UTILITIES DIVIDEND & INCOME FUND
          FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II
                          ENERGY INCOME AND GROWTH FUND
                     FIRST TRUST ENHANCED EQUITY INCOME FUND
               FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND
                     FIRST TRUST/FIDAC MORTGAGE INCOME FUND
                     FIRST TRUST STRATEGIC HIGH INCOME FUND
                        FIRST TRUST EXCHANGE-TRADED FUND
                    FIRST TRUST STRATEGIC HIGH INCOME FUND II
                 FIRST TRUST/ABERDEEN EMERGING OPPORTUNITY FUND
                   FIRST TRUST STRATEGIC HIGH INCOME FUND III
         FIRST TRUST SPECIALTY FINANCE AND FINANCIAL OPPORTUNITIES FUND
                       FIRST TRUST EXCHANGE-TRADED FUND II
                  FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND
                     FIRST TRUST ACTIVE DIVIDEND INCOME FUND

              RESOLUTIONS REGARDING INVESTMENT COMPANY BLANKET BOND

         RESOLVED, that the officers of the First Defined Portfolio Fund, LLC, First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded AlphaDEX(R) Fund, First Trust/Four Corners Senior Floating Rate Income Fund, Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund, First Trust/Four Corners Senior Floating Rate Income Fund II, Energy Income and Growth Fund, First Trust Enhanced Equity Income Fund, First Trust/Aberdeen Global Opportunity Income Fund, First Trust/FIDAC Mortgage Income Fund, First Trust Strategic High Income Fund, First Trust Strategic High Income Fund II, First Trust/Aberdeen Emerging Opportunity Fund, First Trust Strategic High Income Fund III, First Trust Specialty Finance and Financial Opportunities Fund and First Trust Active Dividend Income Fund (each a "Fund" and collectively the "Funds") be and they hereby are, authorized and directed to make application for and maintain fidelity bond coverage for the Funds, jointly with First Trust Advisors L.P., First Trust Portfolios L.P. and such other First Trust managed funds as they, in their judgment, shall deem advisable and to enter into an agreement with the other parties concerning such coverage as required by Rule 17g-1(f) under the Investment Company Act of 1940 (the "1940 Act"), such agreement being in substantially the form presented to this meeting; and it is further

         RESOLVED, that fidelity bond coverage insuring the Funds in the amount required by Rule 17g-1 under the 1940 Act, or such greater amounts as officers of the Funds may from time to time determine in accordance with the provisions of Rule 17g-1 under the 1940 Act, is hereby deemed to be reasonable in form and amount as required by and considering all relevant factors as provided in Rule 17g-1 and is hereby approved; and it is further



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         RESOLVED, that each Fund's participation with other management investment companies advised by First Trust Advisors L.P. in the purchase and maintenance of fidelity bond coverage with ICI Mutual Insurance Company as required by Rule 17g-1 under the 1940 Act, and the payment by the Funds of that portion of the premium for such coverage as may be allocated to each Fund in accordance with the premium allocation methodology approved by the Trustees at this meeting, is hereby approved; and it is further

         RESOLVED, that the Secretary or any Assistant Secretary of the Funds is hereby designated the officer to make the filings and give or cause to be given the notices required by Paragraph (g) of Rule 17g-1 under the 1940 Act.



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                                    EXHIBIT B

         Each Company listed below would have provided and maintained a single insured bond in the following amounts had it not been named as an insured under a joint Fidelity Bond:

FIRST DEFINED PORTFOLIO FUND, LLC                                      $525,000

FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE
INCOME FUND                                                            $450,000

MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/
UTILITIES DIVIDEND & INCOME FUND                                       $600,000

FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE
INCOME FUND II                                                         $750,000

ENERGY INCOME AND GROWTH FUND                                          $600,000

FIRST TRUST ENHANCED EQUITY INCOME FUND                                $600,000

FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND                    $750,000

FIRST TRUST/FIDAC MORTGAGE INCOME FUND                                 $525,000

FIRST TRUST STRATEGIC HIGH INCOME FUND                                 $350,000

FIRST TRUST EXCHANGE-TRADED FUND                                     $1,250,000

FIRST TRUST STRATEGIC HIGH INCOME FUND II                              $450,000

FIRST TRUST/ABERDEEN EMERGING OPPORTUNITY FUND                         $525,000

FIRST TRUST STRATEGIC HIGH INCOME FUND III                             $400,000

FIRST TRUST SPECIALTY FINANCE AND FINANCIAL
OPPORTUNITIES FUND                                                     $525,000

FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND                           $750,000

FIRST TRUST EXCHANGE-TRADED FUND II                                    $600,000

FIRST TRUST ACTIVE DIVIDEND INCOME FUND                                $450,000